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                                                                    EXHIBIT 4.10
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                               HISTORIC TW INC.,
                    TIME WARNER ENTERTAINMENT COMPANY, L.P.,
                          WARNER COMMUNICATIONS INC.,
                     AMERICAN TELEVISION AND COMMUNICATIONS
                                CORPORATION, AND
                             TIME WARNER CABLE INC.



                                       TO

                             THE BANK OF NEW YORK,

                                                                        TRUSTEE,

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                         Eighth Supplemental Indenture

                          Dated as of December 9, 2003

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         EIGHTH SUPPLEMENTAL INDENTURE dated as of December 9, 2003 among
HISTORIC TW INC. (f/k/a "Time Warner Inc."), a corporation duly organized and existing under the laws of the State of Delaware ("HTW"), TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership ("TWE"), TIME WARNER CABLE INC., a corporation duly organized and existing under the laws of the State of Delaware, each of the other partners of TWE signatories hereto (the "TW Partners"), and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of New York, as Trustee (the "Trustee").

                                    RECITALS

         HTW, TWE, the TW Partners and the Trustee have executed and delivered an Indenture dated as of April 30, 1992, as amended by the First Supplemental Indenture dated as of June 30, 1992, the Second Supplemental Indenture dated as of December 9, 1992, the Third Supplemental Indenture dated as of October 12, 1993, the Fourth Supplemental Indenture dated as of March 29, 1994, the Fifth Supplemental Indenture dated as of December 28, 1994, the Sixth Supplemental Indenture dated as of September 29, 1997, and the Seventh Supplemental Indenture dated as of December 29, 1997 (the "Indenture"), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as provided in the Indenture and the guaranties of the Securities by the TW Partners (the "TW Partner Guaranties").

         HTW, TWE, TWC and each of the TW Partners have duly authorized the execution and delivery of this Eighth Supplemental Indenture to provide for the guaranty of the TW Partner Guaranties by TWC (the "TWC Guaranty") and the addition of TWC as a party to the Indenture, subject in each case to the terms and conditions described herein.

         This Eighth Supplemental Indenture is being executed pursuant to and in accordance with Section 901 of the Indenture.

         All things necessary to make this Eighth Supplemental Indenture a valid and binding agreement of HTW, TWE, TWC and the TW Partners have been done.

         NOW, THEREFORE, WITNESSETH:

         For and in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE
                      INCORPORATION OF PREVIOUS DOCUMENTS

         SECTION 101. Incorporation of Previous Documents.

         This Eighth Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together therewith, and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

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         SECTION 102. Definitions.

         Unless otherwise provided herein, the terms used herein shall have the meanings ascribed to such terms in the Indenture.

         SECTION 103. Governing Law.

         This Eighth Supplemental Indenture, the Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                                  ARTICLE TWO
                                  TWC GUARANTY

         The TWC Guaranty provided for in this Article Two shall become effective upon (i) execution and delivery of this Eighth Supplemental Indenture by each of the parties hereto and (ii) the occurrence of the Effective Date under, and as defined in, either or both of (x) the 5-year revolving Credit Agreement, dated on or about December 9, 2003, among TWC, TWE, the lenders party thereto, JPMorgan Chase Bank, as Administrative Agent, Citicorp North America Inc. and Deutsche Bank AG, New York Branch, as Co-Syndication Agents, and ABN Amro Bank, N.V. and BNP Paribas, as Co-Documentation Agents and (y) the 364-day revolving Credit Agreement, dated on or about December 9, 2003, among TWC, TWE, the lenders party thereto, JPMorgan Chase Bank, as Administrative Agent, Citicorp North America Inc. and Deutsche Bank AG, New York Branch, as Co-Syndication Agents, and ABN Amro Bank, N.V. and BNP Paribas, as Co-Documentation Agents, and shall terminate (and shall not under any circumstances be required to be reinstated) upon the delivery to the Trustee by TWE of an Officers' Certificate certifying that all conditions and/or circumstances requiring the issuance of the TWC Guarantee under and pursuant to the terms of the Indenture have been satisfied and/or no longer exist, and that the TWC Guaranty is terminated, which Officers' Certificate may be delivered by TWE in its sole discretion on any date after the effectiveness hereof on which the conditions for its delivery so exist.

         For value received, TWC and, subject to the terms of the Indenture, its successors and assigns, hereby fully and unconditionally guarantees to each Holder of Securities Outstanding as of the date hereof and any Securities heretofore issued and Outstanding which reference the applicability of this Guaranty (collectively, the "Guaranteed Securities"), and to the Trustee on behalf of each such Holder, the due and punctual payment of the obligations of the TW Partners under the respective TW Partner Guaranties as described in the Indenture and in the TW Partner Guaranties. In case of the failure of any TW Partner or any successor thereto to satisfy its payment obligations, or any other obligations, under its TW Partner Guaranty in accordance with the terms thereof, TWC hereby agrees to immediately satisfy such payment or other obligations.

         TWC hereby agrees that as long as this Article Two is in effect, its obligations hereunder and under the Indenture shall be unconditional and absolute, irrespective of the identity of TWE or any TW Partner, the validity, regularity or enforceability of any of the TW Partner Guaranties, any such Securities or the Indenture, the absence of any action to enforce the same, the granting of any waiver or consent by the Holder of any such Securities with respect to any provisions thereof or of such TW Partner Guaranties, the recovery of any judgment against TWE

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or any TW Partner or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any TW Partner as a guarantor or of TWC as a guarantor of such TW Partner's Guaranty. TWC hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of TWE or of any TW Partner, any right to require that a proceeding be brought first against TWE or any TW Partner, protest, notice and all demands whatsoever, and covenants that as long as this Article Two is in effect, this Guaranty will not be discharged except by (i) complete discharge of the payment and other obligations contained in the TW Partner Guaranties or in this Article Two or
(ii) as otherwise provided in the first paragraph of this Article Two.

         TWC acknowledges and agrees for the benefit of the Trustee and such Holders that the Trustee and such Holders (in the case of an Event of Default under Section 501(1) or (2) of the Indenture) may directly and simultaneously proceed against TWC for the enforcement of this Guaranty, against TWE (as Obligor) and against each of the TW Partners (under the TW Partner Guaranties if they are then in effect). The obligations of TWC hereunder are independent of the obligations of TWE under the Guaranteed Securities and the Indenture and of the obligations of the TW Partners under the TW Partner Guarantees, and a separate action or actions may be brought and prosecuted against TWC hereunder whether or not (i) an action or proceeding is brought against TWE or any TW Partner, (ii) TWE or any TW Partner is joined in any such action or proceeding against TWC or (iii) the Trustee or such Holders have taken any action to collect or attempted to otherwise collect such obligations from TWE or any TW Partner or any other Person liable therefor.

         Anything in this Article Two to the contrary notwithstanding, this Guaranty is and shall be deemed to be a Guaranty of payment, and not a Guaranty of collection.

         If the Trustee or the Holder of any Guaranteed Security is required by any court or otherwise to return to any TW Partner or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to such TW Partner, any amount paid to the Trustee or such Holder in respect of such Guaranteed Security, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. TWC further agrees, to the fullest extent that it may lawfully do so, that, as between itself, on the one hand, and Holders of Guaranteed Securities and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated to the extent provided in Article Five of the Indenture for purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition existing under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

         No reference herein to the Indenture and no provision of this Article Two or of the Indenture shall alter or impair this Guaranty, which is absolute and unconditional, as to the payment of the obligations of each TW Partner under its respective TW Partner Guaranties, except as provided in the first paragraph of this Article Two.

                                 ARTICLE THREE
                  ADDITION OF TWC AS A PARTY TO THE INDENTURE

         By execution of this Eighth Supplemental Indenture, TWC agrees that it shall be a party to, and shall be subject to, bound by and entitled to the benefits of, the Indenture as supplemented by this Eighth Supplemental Indenture until such time, if any, as the TWC
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Guaranty shall be terminated pursuant to Article Two hereof.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


                                    * * * *

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         IN WITNESS WHEREOF, the parties hereto have caused this Eighth
Supplemental Indenture to be duly executed by their respective officers or agents, and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         HISTORIC TW INC.,



                                         by
                                                  s/ Raymond Murphy
                                              ---------------------------------
                                              Title: Vice President & Treasurer

                                         TIME WARNER ENTERTAINMENT
                                         COMPANY, L.P.,



                                         by
                                                  s/ Raymond Murphy
                                              ---------------------------------
                                              Title: V.P. & Asst. Treasurer

                                         WARNER COMMUNICATIONS INC.,



                                         by
                                                  s/ Raymond Murphy
                                              ---------------------------------
                                              Title: Vice President & Treasurer

                                         AMERICAN TELEVISION AND
                                         COMMUNICATIONS CORPORATION,



                                         by
                                                  s/ Raymond Murphy
                                              ---------------------------------
                                              Title: Vice President & Treasurer

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                                         TIME WARNER CABLE INC.,



                                         by
                                                  s/ Raymond Murphy
                                              ---------------------------------
                                              Title: V.P. & Asst. Treasurer

                                         THE BANK OF NEW YORK



                                         by
                                                  s/ Geovanni Barris
                                              ---------------------------------
                                              Title: Vice President